Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Release www.aig.com	Contacts: Quentin McMillan (Investors): quentin.mcmillan@aig.com Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Final Results of Its Tender Offers for Certain Notes

NEW YORK, July 1, 2021 – Today, American International Group, Inc. (NYSE: AIG) announced the final results of its cash tender offers (the “Tender Offers”) and solicitations of consents (the “Consent Solicitations”) for certain outstanding notes that were commenced on May 11, 2021.

The Tender Offers and Consent Solicitations were made pursuant to AIG’s Offer to Purchase and Consent Solicitation Statement for the SunAmerica Notes (as defined below), dated May 11, 2021, and AIG’s Offer to Purchase and Consent Solicitation Statement for the AIG Life Holdings Notes (as defined below), dated May 11, 2021 (each, an “Offer to Purchase and Consent Solicitation Statement”) and the related letters of transmittal, which set forth a more comprehensive description of the terms of each Tender Offer and Consent Solicitation.

The Tender Offers consisted of an offer to purchase any and all of the following series of notes:

Title	Original Issuer	CUSIP No.
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation(1)	00138GAB5

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation(1)	00138GAC3

7 ½% Notes due 2025	American General Corporation(1)	026351AU0

6 5/8% Notes due 2029	American General Corporation(1)	026351AZ9

8 ½% Junior Subordinated Debentures due 2030	American General Corporation(1)	00138GAA7

8.125% Debentures due 2023	SunAmerica Inc.(2)	866930AB6

7.05% Notes due 2025	SunAmerica Inc.(2)	86703QBJ9

7.00% Notes due 2026	SunAmerica Inc.(2)	86703QBN0

5.60% Debentures due 2097	SunAmerica Inc.(2)	866930AG5

(1)	The current obligor for this series of notes is AIG Life Holdings, Inc. (“AIG Life Holdings”), a wholly owned subsidiary of AIG and successor to American General Corporation, and each series of such notes is, as of the date hereof, guaranteed by AIG. Collectively, these series of notes are referred to herein as the “AIG Life Holdings Notes.”
(2)	The current obligor for this series of notes is AIG (as successor to SunAmerica Inc.).

FOR IMMEDIATE RELEASE

Additionally, the Consent Solicitations consisted of solicitation of consents to certain proposed amendments to (i) the indenture under which the four series of notes were originally issued by SunAmerica Inc. (referred to as the “SunAmerica Notes”) and (ii) the indenture under which each of the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A (referred to as the “Series A Notes”) and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (referred to as the “Series B Notes”), each as set forth in the table above, were issued.

AIG previously announced the successful completion of its Consent Solicitation for the Series A and Series B Notes of AIG Life Holdings, and on June 10, 2021, AIG entered into a supplemental indenture to effect the amendments to the indenture under which the Series A and Series B Notes were issued.

Results of the Tender Offers and Solicitations of Consents as of the Extended Expiration Time and Extended SunAmerica Consent Expiration Time

As previously announced, the extended expiration time for the Tender Offers was 5:00 p.m., New York City time, on June 30, 2021 (the “Extended Expiration Time”), and the extended time for holders of SunAmerica Notes to deliver consents was 5:00 p.m., New York City time, on June 30, 2021 (the “Extended SunAmerica Consent Expiration Time”). AIG will accept for purchase all notes validly tendered in the Tender Offers at or prior to the Extended Expiration Time and not previously accepted for purchase. Holders who validly tendered their notes will receive the Total Consideration set forth in the table below. The Total Consideration will be payable promptly on July 1, 2021 (the “Final Settlement Date”). In addition to the Total Consideration, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the Final Settlement Date.

The early participation results of the Tender Offers were previously announced in the press release dated May 25, 2021. On May 26, 2021, AIG purchased $253,596,000 aggregate principal amount of notes, which were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on May 24, 2021 in accordance with the Offer to Purchase and Consent Solicitation Statements.

As of the Extended Expiration Time, the principal amount of notes of each series outstanding and validly tendered and the Total Consideration per $1,000 principal amount were as follows:

FOR IMMEDIATE RELEASE

Title	Original Issuer	Principal Amount Outstanding	Principal Amount Tendered	Percent of Amount Outstanding Tendered	Early Tender Payment(1)	Total Consideration(2)
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	American General Corporation	$31,465,000	$0	0%	$30	$1,540.72

8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B	American General Corporation	$141,985,000	$0	0%	$30	$1,630.56

7 ½% Notes due 2025	American General Corporation	$101,465,000	$217,000	0.21%	$30	$1,250.83

6 5/8% Notes due 2029	American General Corporation	$99,303,000	$276,000	0.28%	$30	$1,308.06

8 ½% Junior Subordinated Debentures due 2030	American General Corporation	$54,866,000	$29,000	0.05%	$30	$1,424.77

8.125% Debentures due April 28, 2023	SunAmerica Inc.	$68,585,000	$6,735,000	9.82%	$30	$1,152.95

7.05% Notes due 2025	SunAmerica Inc.	$12,533,000	$520,000	4.15%	$30	$1,255.94

7.00% Notes due 2026	SunAmerica Inc.	$8,299,000	$420,000	5.06%	$30	$1,262.08

5.60% Debentures due 2097	SunAmerica Inc.	$2,167,000	$43,000	1.98%	$30	$1,375.60

(1)	Per $1,000 principal amount of notes tendered and accepted for purchase. With respect to the Series A Notes, the Series B Notes and the SunAmerica Notes, the Early Tender Payment includes the payment of a consent fee to holders that delivered tenders and accompanying consents. The Early Tender Payment is included in Total Consideration.
(2)	Per $1,000 principal amount of notes tendered and accepted for purchase, based upon a Reference Yield determined as of 2:00 p.m., New York City time, on May 24, 2021; excludes accrued and unpaid interest; assumes settlement on May 26, 2021.

Additionally, AIG announced that it will not accept consents delivered by holders of SunAmerica Notes without tendering the related notes in the previously announced Consent Solicitation. Holders of SunAmerica Notes who delivered consents without tendering the related notes will not receive a “Consent Payment” of $5 per each $1,000 principal amount of consenting notes.

The Tender Offers and Consent Solicitations are subject to the satisfaction of certain conditions. With respect to the Tender Offers for the Series A and Series B Notes and the SunAmerica Notes, AIG has waived Series A-B Notes Documentation Condition and the Documentation Condition, as applicable (as described in the Offer to Purchase and Consent Solicitation Statements). AIG is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes or delivered consents, in each event subject to applicable laws.

FOR IMMEDIATE RELEASE

AIG retained Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to serve as dealer managers and consent solicitation agents for the Tender Offers and Consent Solicitations and retained D.F. King, Inc. to serve as the tender and information agent for the Tender Offers and Consent Solicitations. Requests for documents may be directed to D.F. King, Inc. by telephone at (800) 334-0384 (toll free) or (212) 269-5550 (for banks and brokers) or by email at aig@dfking.com. Questions regarding the Tender Offers and Consent Solicitations may be directed to either Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4045 (collect).

This press release is neither an offer to purchase, nor a solicitation of an offer to sell the notes or any other securities nor a solicitation of consents. The Tender Offers and Consent Solicitations were made only by and pursuant to the terms of each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to each Offer to Purchase and Consent Solicitation Statement and the related letters of transmittal.

###

Certain statements in this press release, including those describing the completion of the Tender Offers and Consent Solicitations, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

###

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in approximately 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

4